Exhibit 10.5

SECOND AMENDMENT
TO LOAN AND SECURITY AGREEMENT, CONSENT AND WAIVER

This Second Amendment to Loan and Security Agreement, Consent and Waiver (this “Amendment”) is entered into as of July 7, 2006, by and between COMERICA BANK (“Bank”) and ARRAY BIOPHARMA, INC. (“Borrower”).

RECITALS

A.            Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 28, 2005, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 19, 2005 (the “Agreement”).

B.            Borrower has informed Bank that it intends to transfer certain options to purchase (the “Purchase Options”) properties located in Boulder, Colorado and Longmont, Colorado (collectively, the “Properties” and each individually, a “Property”) to BioMed Realty Trust (“BioMed”).  In connection with the transfer of the Purchase Options, Borrower will enter into agreements with BioMed to assign the Purchase Options to and lease such Properties from BioMed (“Assignment/Leaseback Transactions”).

C.            Pursuant to Sections 7.1 and 7.7 of the Agreement, Borrower is prohibited from selling, transferring or disposing of Collateral and making Investments.  Borrower has requested that Bank consent to the Assignment/Leaseback Transactions and waive the provisions of Sections 7.1 and 7.7 of the Agreement to the extent needed to permit the Assignment/Leaseback Transactions to be consummated.  Subject to and on the terms set forth herein, Bank has agreed to provide such waiver and consent.

D.            The parties also desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             Subject to the terms hereof, Bank hereby consents, for the purposes of Sections 7.1 and 7.7 of the Agreement, to the Assignment/Leaseback Transactions and waives Borrower’s compliance with Sections 7.1 and 7.7 only for the purpose of consummating the Assignment/Leaseback Transactions.  However, the effectiveness of Bank’s consent and waiver is contingent upon Borrower’s delivery to Bank of executed landlord waivers, substantially in the form of the Lessor’s Acknowledgment and Subordination attached hereto as Annex I, that are effective as of the date of each applicable Assignment/Leaseback Transaction, from BioMed covering each Property.  Bank’s consent to the Assignment/Leaseback Transactions and related waiver: (a) shall in no way be deemed an agreement by Bank to waive any other covenant, liability or obligation of Borrower or any third party or to waive any right, power or remedy of Bank; (b) shall not limit or impair Bank’s right to demand strict performance of Borrower’s liabilities and obligations to Bank and the Obligations under the Agreement at all times following the consummation of the Assignment/Leaseback Transactions, including Sections 7.1 and 7.7; and (c) shall in no way obligate Bank to make any future waivers, consents or modifications to the Agreement.  Borrower acknowledges that Bank is relying upon Borrower’s representations, warranties and agreements as set forth herein and in the Loan Documents in consenting to the Assignment/Leaseback Transactions.

2.             Section 1.1 of the Agreement is hereby amended by adding or amending and restating the following terms:

“‘Cash at Bank’ means Cash at Bank and Cash at Comerica Securities, Inc. covered by an Account Control Agreement.”

“‘Cash at Lehman’ means Cash held at Lehman Brothers covered by an Account Control Agreement.”

“‘Letter of Credit Sublimit’ means a sublimit for Letters of Credit under the Revolving Line not to exceed $6,750,000.”

“‘Revolving Line’ means a Credit Extension of up to $6,750,000.”

3.             Section 6.6 of the Agreement is hereby amended and restated to read in its entirety as follows:

“6.6         Minimum Cash at Bank.  Borrower shall at all times, measured on a daily basis, maintain a balance of Cash at Bank of not less than: (i) Zero Dollars ($0) if Borrower’s total Cash at Bank plus Cash at Lehman is not less than Forty Million Dollars ($40,000,000), (ii) Two Million Dollars ($2,000,000) if Borrower’s total Cash at Bank plus Cash at Lehman is at least Thirty Million Dollars ($30,000,000) but less than Forty Million Dollars, (iii) Thirteen Million Dollars ($13,000,000) if Borrower’s total Cash at Bank plus Cash at Lehman is at least Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000) but less than Thirty Million ($30,000,000) and (iv) Twenty Four Million Dollars ($24,000,000) if Borrower’s total Cash at Bank plus Cash at Lehman is less than Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000).  Notwithstanding the foregoing, if Borrower fails to comply with any of the provisions of this Section 6.6 at any time, Borrower shall have two (2) Business Days from the date of such failure to deposit additional funds in accounts at Bank, Comerica Securities Inc., Lehman Brothers or other accounts covered by Account Control Agreements so that Borrower is in compliance with this Section 6.6.”

4.             Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

5.             Sections 11 and 12 of the Agreement are hereby amended and restated in their entirety to read as follows:

“11.         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Borrower and Bank hereby submit to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California.  THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12.        JUDICIAL REFERENCE PROVISION.

(a)           In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

(b)           With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(c)           The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(d)           The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.  Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(e)           The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(f)            The referee will have power to expand or limit the amount and duration of discovery.  The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

(g)           Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.  All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

(h)           The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference.  Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive.  The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee.  The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

(i)            If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration.  The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

(j)            THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS  OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.”

6.             No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Bank.

7.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

8.             Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

9.             Except as otherwise provided herein, as a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c)           all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts;

(d)           an Amendment to Pledged Collateral Account Agreement (re Lehman account);

(e)           a Securities Account Control Agreement (re Comerica Securities account);

(f)            an Agreement to Provide Insurance in the form attached hereto;

(g)           an Itemization of Amount Financed Disbursement Instruction in the form attached hereto; and

(h)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

10.           This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ARRAY BIOPHARMA, INC.

By:

Title:

COMERICA BANK

By:

Title:

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK
FROM:	ARRAY BIOPHARMA, INC.

The undersigned authorized officer of ARRAY BIOPHARMA, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended from time to time, the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements	Monthly within 20 days	Yes	No
Annual (CPA Audited)	Within 5 days of SEC 10-K filing requirements	Yes	No
10K and 10Q	Within 5 days of filing	Yes	No
Cash Balance Certificate	Monthly within 5 days plus daily real time monitoring	Yes	No
Compliance Cert.	Monthly within 20 days AND w/in 5 days of SEC 10-Q filing requirements	Yes	No
A/R Audit	Initial and Semi-Annual	Yes	No

Financial Covenant	Required	Actual	Complies

Measured on a Daily Basis:
Minimum Cash at Bank:
If total Cash at Bank and Cash at Lehman is at least $30,000,000 but less than $40,000,000	$2,000,000	$	Yes	No
If total at Bank and Cash at Lehman is less than $30,000,000 but greater than $27,500,000	$13,000,000	$	Yes	No
If total Cash at Bank and Cash at Lehman is less than $27,500,000	$24,000,000	$	Yes	No

Comments Regarding Exceptions: See Attached	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER
Date:
SIGNATURE
Verified:
AUTHORIZED SIGNER
TITLE	Date:

	Compliance Status	Yes	No
DATE

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Corporation Resolutions and Incumbency Certification
Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of  ARRAY BIOPHARMA, INC.; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.                                       Any one (1) of the following                                                      (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)                                  Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), a Michigan banking corporation, including, without limitation, that certain Loan and Security Agreement dated as of June 28, 2005, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of December 19, 2005 and that certain Second Amendment to Loan and Security Agreement, Consent and Waiver dated as of July 7, 2006 (collectively, the “Agreement”).

(b)                                 Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)                                  Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)                                 Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation;

(e)                                  Issue a warrant or warrants to purchase the Corporation’s capital stock; and

(f)                                    Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.                                       Said Bank be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, in accordance with the Agreement.

3.                                       Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.                                       These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

1

5.                                       Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to the effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.                                       The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on July 7, 2006.

Secretary, ARRAY BIOPHARMA, INC.

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

2

COMERICA BANK
Member FDIC

ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Revolver)

Name: ARRAY BIOPHARMA, INC.	Date: July 7, 2006

$6,750,000 credited to deposit account No.                        when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Comerica Bank for Document Fee

$	to Comerica Bank for accounts receivable audit (estimate)

$	to Bank counsel fees and expenses

$	to

$	to

$	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

Signature	Signature

1

AGREEMENT TO PROVIDE INSURANCE

TO:	COMERICA BANK	Date: July 7, 2006
attn: Deni M. Snider, MC 4770
75 E. Trimble Road
San Jose, CA 95131

Borrower:  ARRAY BIOPHARMA, INC.

In consideration of a loan in the amount of $21,750,000, secured by all tangible personal property including inventory and equipment.

I/We agree to obtain adequate insurance coverage to remain in force during the term of the loan.

I/We also agree to advise the below named agent to add Comerica Bank as lender’s loss payable on the new or existing insurance policy, and to furnish Bank at above address with a copy of said policy/endorsements and any subsequent renewal policies.

I/We understand that the policy must contain:

1.             Fire and extended coverage in an amount sufficient to cover:

The amount of the loan, OR

All existing encumbrances, whichever is greater,

But not in excess of the replacement value of the improvements on the real property.

2.             Lender’s “Loss Payable” Endorsement Form 438 BFU in favor of Comerica Bank, or any other form acceptable to Bank.

INSURANCE INFORMATION

Insurance Co./Agent	Telephone No.:

Agent’s Address:

Signature of Obligor:

Signature of Obligor:

FOR BANK USE ONLY

INSURANCE VERIFICATION: Date:

Person Spoken to:

Policy Number:

Effective From:	To:

Verified by:

ANNEX I

Lessor’s Acknowledgment and Subordination
(For Use Without Assignment of Lease)

As of                       , 2006, the undersigned,                                                  (“Lessor”), under the terms of a lease, a copy of which is attached hereto (the “Lease”), acknowledges that, Array Biopharma, Inc. (“Lessee”), has or will receive from Comerica Bank (“Bank”) certain credit accommodations.

Notice   Lessor agrees to notify Bank in writing (at the address specified below or at any other address given by Bank in writing to Lessor) not less than thirty (30) days before commencing any proceedings or otherwise taking any action to terminate the Lease or to enforce its remedies thereunder.

Subordination   Lessor agrees that all of Lessee’s machinery, equipment, inventory, fixtures or other property (“Lessee’s Property”) which may be located on the leased premises shall remain the personal property of the Lessee and shall not become a fixture or part of the realty notwithstanding anything that may be implied by law from the mode of attachment, installation or otherwise.  Lessor further agrees that any lien or security interest Lessor may claim against any of Lessee’s Property is subordinated to any lien or security interest now or subsequently held by Bank in any of such property.

Limited Right of Entry   Lessor acknowledges that, notwithstanding any noncompliance with or default by Lessee under the Lease, the Bank shall have the limited right to enter into and remain in possession of the leased premises for a reasonable period not to exceed ninety (90) consecutive days for the purpose of enforcing its liens and security interests in Lessee’s Property, including the sale and/or detachment and/or removal from the leased premises of such property.  Bank shall pay to Lessor, on a monthly basis in advance (pro rata, depending on the number of days Bank is in possession), the amount equal to the current monthly rent accruing under the Lease during the period while Bank is in possession of the leased premises; provided however, that Bank shall not assume or be deemed to have assumed any obligations of Lessee under such Lease and shall not incur any liabilities or obligations whatsoever with respect to the Lease other than the payments described in this paragraph.  Furthermore, Bank shall have no responsibility whatsoever for any back rent or other obligations which have accrued under the Lease prior to Bank’s entry into possession under this paragraph.

No Assumption   Lessor further agrees that Bank’s rights have been given for security purposes only, and that unless and until Bank agrees expressly and in writing to do so, Bank shall have no obligations whatsoever under the Lease.

ADDRESS OF LEASED PREMISES:	LESSOR:

By:
Name:
Title:

ADDRESS OF COMERICA BANK:	BANK: Comerica Bank

Comerica Bank	By:
75 E. Trimble Road	Name:
San Jose, CA 95131	Title:

ACKNOWLEDGEMENT OF LESSEE:	LESSEE: Array Biopharma, Inc.

By:
Name:
Title: